FOR IMMEDIATE RELEASE

Media Relations:
Paulina Heinkel
332.877.5339
Media.request@iff.com

Investor Relations:
Michael Bender
212.708.7263
Investor.Relations@iff.com

IFF Reports First Quarter 2026 Results

Delivered solid top and bottom line Q1 results

Progressing disciplined sale process for Food Ingredients business

Reaffirms Full Year 2026 Financial Guidance

NEW YORK - May 5, 2026 - IFF (NYSE: IFF) reported financial results for the first quarter ended March 31, 2026.

First Quarter 2026 Consolidated Summary:

Reported (GAAP)			Adjusted (Non-GAAP)[1]
Sales	Income Before Taxes	EPS	Operating EBITDA	Operating EBITDA Margin	EPS ex Amortization
$2.7 B	$209 M	$0.66	$568 M	20.7%	$1.25

Management Commentary
“IFF is off to a solid start in 2026, with first quarter results that reflect the customer focus and operational execution we’ve been building across the company,” said Erik Fyrwald, CEO of IFF. “We delivered volume growth in all four segments, improved profitability, and generated strong cash flow in the first quarter.

As we look ahead, we are maintaining a disciplined approach to how we are planning the balance of the year as the current operating environment remains unsettled. We remained focused on advancing our commercial and innovation pipelines, driving productivity, and working with customers to offset inflation. This – when combined with our solid start to the year – derisks the balance of the year and gives us the confidence to reaffirm our full-year 2026 financial guidance ranges in an uncertain environment. At the same time, we are running a disciplined sale process for Food Ingredients to ensure we maximize value for shareholders.”

First Quarter 2026 Consolidated Financial Results
•Reported net sales for the first quarter were $2.74 billion, a decrease of 4% versus the prior-year period. On a comparable basis2, currency neutral sales1 increased 3% versus the prior-year period with broad based growth across all businesses.
•Income before taxes on a reported basis for the first quarter was $209 million. Adjusted operating EBITDA1 for the first quarter was $568 million. On a comparable basis2, currency neutral adjusted operating EBITDA1 improved 8% versus the prior-year period, driven by volume growth and productivity gains.
1 Schedules at the end of this release contain reconciliations of reported GAAP to Non-GAAP metrics. See Use of Non-GAAP Financial Measures for explanations of our Non-GAAP metrics.
2 Comparable results for the first quarter exclude the impact of divestitures.

•Reported earnings per share (EPS) for the first quarter was $0.66. Adjusted EPS excluding amortization1 was $1.25 per diluted share.
•Cash flows from operations for the first quarter were $257 million, increasing $130 million year-over-year, and free cash flow1 defined as cash flows from operations less capital expenditures totaled $92 million, increasing $144 million year-over-year. Total debt to trailing twelve months net income at the end of the first quarter was 7.2x. Net debt to credit adjusted EBITDA1 at the end of the first quarter was 2.5x.

First Quarter 2026 Segment Summary: Growth vs. Prior Year

	Reported (GAAP)	Comparable Currency Neutral (Non-GAAP)[1] [2]	Adjusted (Non-GAAP)[1]	Comparable Currency Neutral Adjusted (Non-GAAP)[1] [2]
	Sales	Sales	Operating EBITDA	Operating EBITDA
Taste	5%	2%	17%	18%
Health & Biosciences	10%	5%	11%	7%
Scent	6%	1%	3%	(2)%
Food Ingredients	5%	3%	3%	12%
Consolidated	(4)%	3%	(2)%	8%

Taste Segment
•On a reported basis, first quarter sales were $656 million. On a comparable basis2, currency neutral sales1 increased 2% with broad-based growth in all regions.
•Taste adjusted operating EBITDA1 was $153 million and adjusted operating EBITDA margin1 was 23.3% in the first quarter. On a comparable basis2, currency neutral adjusted operating EBITDA1 increased 18% led by volume growth, favorable net pricing and productivity gains.

Health & Biosciences Segment
•On a reported basis, first quarter sales were $595 million. On a comparable basis2, currency neutral sales1 increased 5% with growth in nearly all businesses, led by Animal Nutrition and Food Biosciences.
•Health & Biosciences adjusted operating EBITDA1 was $153 million and adjusted operating EBITDA margin1 was 25.7% in the first quarter. On a comparable basis2, currency neutral adjusted operating EBITDA1 increased 7% primarily driven by volume growth.

Scent Segment
•On a reported basis, first quarter sales were $651 million. On a comparable basis2, currency neutral sales1 increased 1% as growth in Consumer Fragrances and Fine Fragrances was partially offset by a decline in Fragrance Ingredients.
•Scent adjusted operating EBITDA1 was $148 million and adjusted operating EBITDA margin1 was 22.7% in the first quarter. On a comparable basis2, currency neutral adjusted operating EBITDA1 decreased (2)% as volume growth and productivity gains were more than offset by unfavorable price to input cost.

Food Ingredients Segment
•On a reported basis, first quarter sales were $839 million. On a comparable basis2, currency neutral sales1 increased 3% led by volume growth in nearly all businesses.
•Food Ingredients adjusted operating EBITDA1 was $114 million and adjusted operating EBITDA margin1 was 13.6% in the first quarter. On a comparable basis2, currency neutral adjusted operating EBITDA1 increased 12% driven by volume growth and productivity gains.

Financial Guidance
The Company continues to expect full year 2026 sales to be in the range of $10.5 billion to $10.8 billion and full year 2026 adjusted operating EBITDA to be in the range of $2.05 billion to $2.15 billion. Full year guidance now includes two months (previously three months) of Soy Crush, Concentrates, and Lecithin business results with the divestiture closing on March 2, 2026 (previously expected to close on April 1, 2026).
The Company continues to expect comparable currency neutral sales growth to be between 1% to 4%, and comparable currency neutral adjusted operating EBITDA growth to be 3% to 8%.

Based on recent market foreign exchange rates, the Company continues to expect that foreign exchange will have an approximately 1% positive impact on sales growth and have no impact on adjusted operating EBITDA growth in 2026.

The Company also continues to expect that divestitures will have an approximately 5% adverse impact on both sales and adjusted operating EBITDA growth in 2026.

Audio Webcast

A live webcast to discuss the Company’s first quarter 2026 financial results will be held on May 6, 2026, at 9:00 a.m. ET. The webcast and accompanying slide presentation may be accessed on the Company’s IR website at ir.iff.com. For those unable to listen to the live webcast, a recorded version will be made available on the Company’s website approximately one hour after the event and will remain available on IFF’s website for one year.

Cautionary Statement Under The Private Securities Litigation Reform Act of 1995

This press release includes statements that are not historical facts and are “forward-looking statements” within the meaning of The Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based on management’s current assumptions, estimates and expectations, including with respect to our financial and operational outlook (sales, adjusted operating EBITDA and cash flow), portfolio optimization initiatives (including the ongoing sale process for our Food Ingredients division), pricing, productivity and cost-discipline actions, capital allocation, future operations, growth potential, strategic investments and the expected effects of foreign exchange. These statements reflect management’s present views, are based on a series of expectations, assumptions, estimates and projections about the Company, are subject to change, and involve uncertainties that could cause actual results to differ materially.
Certain of such forward-looking information may be identified by such terms as “expect”, “anticipate”, “believe”, “intend”, “outlook”, “may”, “will”, “would”, “estimate”, “should”, “predict”, “plan”, “project”, “could”, “potential”, “seek”, “target”, “continue”, “future”, and similar terms or variations thereof. These statements are not guarantees of future performance and are subject to risks and uncertainties that could lead to materially different outcomes.

Such risks, uncertainties and other factors include, among others, the following: (1) demand trends, competitive dynamics and customer concentration in our end markets; (2) execution of our strategic transformation and other strategic transactions, divestitures, acquisitions, collaborations and joint ventures; (3) working capital and inventory management; (4) outcomes of legal claims, disputes, regulatory investigations and litigation; (5) tariffs and trade actions, supply chain disruptions and macro events, including geopolitical developments, climate events, natural disasters, public health crises; (6) volatility in input costs (such as raw materials, transportation and energy); (7) attraction, retention and turnover of key employees and executives; (8) product innovation, time-to-market, product safety and quality; (9) cybersecurity incidents, artificial intelligence related risks, data privacy and compliance with data protection laws; (10) exposure to emerging markets, foreign currency fluctuations and international regulatory and political risks; (11) capital allocation, dividend policy and potential impairments of tangible or intangible assets; (12) our indebtedness, credit rating, liquidity, and access to capital; (13) pension and postretirement obligations; (14) compliance with federal, state, local and international rules and regulations, and regulatory, environmental, anti-corruption and sanctions laws and related ethical business practices; (15) protection and enforcement of intellectual property; (16) changes in tax laws and policies, tax audits and outcomes, including potential tax liabilities related to prior transactions; and (17) changes in federal, state, local and international rules and regulations.

The foregoing list of important factors does not include all such factors, nor necessarily present them in order of importance. Important factors are described under “Risk Factors” in our most recent Annual Report on Form 10-K and in our subsequent filings with the SEC, and those disclosures are incorporated herein by reference.

We intend our forward-looking statements to speak only as of the time of such statements and do not undertake or plan to update or revise them as more information becomes available or to reflect changes in expectations, assumptions or results, whether as a result of new information, future events or otherwise. We can give no assurance that such expectations or forward-looking statements will prove to be correct. An occurrence of, or any material adverse change in, one or more of the risk factors or risks and uncertainties referred to in this press release or included in our other periodic reports filed with the SEC could materially and adversely impact our operations and our future financial results.

Any public statements or disclosures made by us following this press release that modify or impact any of the forward-looking statements contained in or accompanying this press release will be deemed to modify or supersede such outlook or other forward-looking statements in or accompanying this press release.

Use of Non-GAAP Financial Measures
We provide in this press release non-GAAP financial measures, including: (i) comparable currency neutral sales; (ii) adjusted operating EBITDA and comparable currency neutral adjusted operating EBITDA; (iii) adjusted operating EBITDA margin; (iv) adjusted EPS ex amortization; (v) free cash flow; and (vi) net debt to credit adjusted EBITDA.

Our non-GAAP financial measures are defined below.

Currency Neutral metrics eliminate the effects that result from translating non-U.S. currencies to U.S. dollars. We calculate currency neutral numbers by translating current year invoiced sale amounts at the exchange rates used for the corresponding prior year period. We use currency neutral results in our analysis of segment performance. We also use currency neutral numbers when analyzing our performance against that of our competitors.

Comparable results for the first quarter exclude the impact of divestitures.

Adjusted operating EBITDA and adjusted operating EBITDA margin exclude depreciation and amortization, interest expense, other expense, net, and certain non-recurring or unusual items that are not part of recurring operations such as impairment of goodwill, restructuring and other charges, divestiture costs, strategic initiatives costs, regulatory costs and other items.

Adjusted EPS ex Amortization excludes the impact of non-operational items including restructuring and other charges, divestiture costs, losses (gains) on business disposals, strategic initiatives costs, regulatory costs and other items that are not a part of recurring operations.

Free Cash Flow is operating cash flow (i.e., cash flow from operations) less capital expenditures.

Net debt to credit adjusted EBITDA is the leverage ratio used in our credit agreements and defined as net debt (which is debt for borrowed money less cash and cash equivalents) divided by the trailing 12-month credit adjusted EBITDA. Credit adjusted EBITDA is defined as income (loss) before interest expense, income taxes, depreciation and amortization, specified items and non-cash items.

These non-GAAP measures are intended to provide additional information regarding our underlying operating results and comparable year-over-year performance. Such information is supplemental to information presented in accordance with GAAP and is not intended to represent a presentation in accordance with GAAP. In discussing our historical and expected future results and financial condition, we believe it is meaningful for investors to be made aware of and to be assisted in a better understanding of, on a period-to-period comparable basis, financial amounts both including and excluding these identified items, as well as the impact of exchange rate fluctuations. These non-GAAP measures should not be considered in isolation or as substitutes for analysis of the Company’s results under GAAP and may not be comparable to other companies’ calculation of such metrics.

The Company cannot reconcile its expected adjusted operating EBITDA under "Financial Guidance" without unreasonable effort because certain items that impact net income and other reconciling metrics are out of the Company's control and/or cannot be reasonably predicted at this time. These items include but are not limited to divestiture costs, gains (losses) on business disposals, and regulatory costs.

Welcome to IFF

At IFF (NYSE: IFF), we make joy through science, creativity and heart. As the global leader in flavors, fragrances, food ingredients, health and biosciences, we deliver groundbreaking, sustainable innovations that elevate everyday products—advancing wellness, delighting the senses and enhancing the human experience. Learn more at iff.com, LinkedIn, Instagram and Facebook.

International Flavors & Fragrances Inc.
Consolidated Statements of Income (Loss)
(Amounts in millions except per share data)
(Unaudited)

	Three Months Ended March 31,
	2026	2025	% Change
Net sales	$2,741	$2,843	(4)%
Cost of sales	1,723	1,808	(5)%
Gross profit	1,018	1,035	(2)%
Research and development expenses	166	164	1%
Selling and administrative expenses	427	461	(7)%
Amortization of acquisition-related intangibles	146	143	2%
Impairment of goodwill	—	1,153	NMF
Restructuring and other charges	6	17	(65)%
Operating profit (loss)	273	(903)	(130)%
Interest expense	44	71	(38)%
Losses on business disposals	7	—	NMF
Other expense, net	13	20	(35)%
Income (loss) before taxes	209	(994)	(121)%
Provision for income taxes	39	23	70%
Net income (loss)	170	(1,017)	(117)%
Net income attributable to non-controlling interests	1	1	—%
Net income (loss) attributable to IFF shareholders	$169	$(1,018)	(117)%

Net income (loss) per share - basic and diluted	$0.66	$(3.98)

Average number of shares outstanding - basic	256	256
Average number of shares outstanding - diluted	257	256

NMF Not meaningful

International Flavors & Fragrances Inc.
Condensed Consolidated Balance Sheets
(Amounts in millions)
(Unaudited)

	March 31,	December 31,
	2026	2025
Cash and cash equivalents	$562	$590
Receivables, net	1,830	1,731
Inventories	2,250	2,245
Assets held for sale	—	151
Prepaid expenses and other current assets	795	877
Total current assets	5,437	5,594

Property, plant and equipment, net	3,997	4,029
Goodwill and other intangibles, net	14,087	14,312
Other assets	1,623	1,604
Total assets	$25,144	$25,539

Short-term borrowings	$1,078	$1,254
Other current liabilities	2,567	2,679
Total current liabilities	3,645	3,933

Long-term debt	4,739	4,740
Non-current liabilities	2,607	2,680

Total Shareholders' equity including Non-controlling interests	14,153	14,186
Total liabilities and shareholders' equity	$25,144	$25,539

International Flavors & Fragrances Inc.
Consolidated Statements of Cash Flows
(Amounts in millions)
(Unaudited)

	Three Months Ended March 31,
	2026	2025
Cash flows from operating activities:
Net income (loss)	$170	$(1,017)
Adjustments to reconcile to net cash provided by operating activities
Depreciation and amortization	246	236
Deferred income taxes	(15)	(61)
Losses on business disposals	7	—
Stock-based compensation	16	19
Pension contributions	(5)	(5)
Impairment of goodwill	—	1,153
Changes in assets and liabilities, net of acquisitions:
Trade receivables	(107)	(116)
Inventories	(33)	(92)
Accounts payable	176	154
Accruals for incentive compensation	(140)	(246)
Other assets/liabilities, net	(58)	102
Net cash provided by operating activities	257	127
Cash flows from investing activities:
Additions to property, plant and equipment	(165)	(179)
Net proceeds received from business disposals	198	—
Cash (paid) received on foreign currency forward contracts	(10)	22
Net cash provided by (used in) investing activities	23	(157)
Cash flows from financing activities:
Cash dividends paid to shareholders	(102)	(102)
Net (repayments) borrowings of commercial paper (maturities less than three months)	(160)	292
Principal payments of debt	—	(16)
Purchases of treasury stock	(35)	—
Other, net	(4)	(5)
Net cash (used in) provided by financing activities	(301)	169
Effect of exchange rate changes on cash and cash equivalents	(7)	40
Net change in cash and cash equivalents	(28)	179
Cash and cash equivalents at beginning of year	590	471
Cash and cash equivalents at end of period	$562	$650
The following table reconciles cash and cash equivalents between the Company's statement of cash flows for the periods ended March 31, 2026 and March 31, 2025 to the amounts reported on the Company's balance sheet:

AMOUNTS IN MILLIONS	March 31, 2026	December 31, 2025	March 31, 2025	December 31, 2024
Current assets
Cash and cash equivalents	$562	$590	$613	$469
Cash and cash equivalents included in Assets held for sale	—	—	37	2
Cash and cash equivalents	$562	$590	$650	$471
The Company had no restricted cash as of March 31, 2026 and December 31, 2025.

International Flavors & Fragrances Inc.
Reportable Segment Performance
(Amounts in millions)
(Unaudited)

	Three Months Ended March 31, 2026
	Taste	Food Ingredients	Health & Biosciences	Scent	Total
Net Sales	$656	$839	$595	$651	$2,741
Cost of Sales	(375)	(646)	(327)	(375)
Research & development expenses	(43)	(14)	(55)	(54)
Selling & administrative expenses	(101)	(99)	(92)	(92)
Depreciation expense add-back (a)	16	34	32	18
Adjusted Operating EBITDA	$153	$114	$153	$148	$568

Reconciliation of Adjusted Operating EBITDA:
Total Adjusted Operating EBITDA	$568
Depreciation & Amortization	(246)
Interest Expense	(44)
Other Expense, net	(13)
Restructuring and Other Charges (b)	(6)
Losses on Business Disposals (d)	(7)
Divestiture Costs (e)	(24)
Strategic Initiative Costs (f)	(9)
Regulatory Costs (g)	(10)
Income Before Taxes	$209

Segment Adjusted Operating EBITDA Margin
Taste	23.3%
Food Ingredients	13.6%
Health & Biosciences	25.7%
Scent	22.7%
Consolidated	20.7%

International Flavors & Fragrances Inc.
Reportable Segment Performance
(Amounts in millions)
(Unaudited)

	Three Months Ended March 31, 2025
	Taste	Food Ingredients	Health & Biosciences	Scent	Pharma Solutions	Total
Net Sales	$627	$796	$540	$614	$266	$2,843
Cost of Sales	(377)	(609)	(298)	(344)	(180)
Research & development expenses	(40)	(12)	(52)	(55)	(5)
Selling & administrative expenses	(94)	(92)	(81)	(86)	(32)
Depreciation expense add-back (a)	15	28	29	15	5
Adjusted Operating EBITDA	$131	$111	$138	$144	$54	$578

Reconciliation of Adjusted Operating EBITDA:
Total Adjusted Operating EBITDA	$578
Depreciation & Amortization	(236)
Interest Expense	(71)
Other Expense, net	(20)
Restructuring and Other Charges (b)	(17)
Impairment of Goodwill (c)	(1,153)
Divestiture Costs (e)	(51)
Strategic Initiatives Costs (f)	(8)
Regulatory Costs (g)	(11)
Other (h)	(5)
Loss Before Taxes	$(994)

Segment Adjusted Operating EBITDA Margin
Taste	20.9%
Food Ingredients	13.9%
Health & Biosciences	25.6%
Scent	23.5%
Pharma Solutions	20.3%
Consolidated	20.3%

(a)	There is depreciation recorded within cost of sales, research & development expenses, and selling & administrative expenses, which is then added back to calculate segment Adjusted Operating EBITDA. This reflects how the CODM reviews Segment results.
(b)	Represents costs related to severance as part of the IFF Productivity Program.
(c)	For 2025, represents the impairment of goodwill related to the Food Ingredients reporting unit.
(d)	For 2026, primarily represents losses recognized as part of the divestiture of the Soy, Concentrates and Lecithin disposal group.
(e)	For 2026 and 2025, primarily represents costs related to the Company’s completed and anticipated divestitures. These costs primarily consisted of external consulting fees, professional and legal fees and salaries of individuals who are fully dedicated to such efforts.
(f)	Represents costs related to the Company’s strategic assessment and business portfolio optimization efforts and reorganizing the Global Business Services (GBS) Centers. In 2026, the GBS reorganization has been expanded to include additional functions such as customer service, supply chain and logistics in addition to human resources, accounting and finance, as well as additional efforts to automate processes and expand the use of artificial intelligence (AI) for these functions. These costs primarily consisted of external consulting fees and salaries of individuals who are fully dedicated to such efforts. Costs to develop software and AI are only included to the extent that they do not qualify for capitalization.
(g)	Represents costs primarily related to legal fees incurred and provisions recognized for the ongoing investigations of the fragrance businesses.
(h)	For 2025, represents the net impact of costs related to severance, including accelerated stock compensation expense, for certain executives who have separated from the Company, in addition to consulting costs related to the Company’s implementation of a phased restructuring initiative aimed at optimizing its legal entity framework.

International Flavors & Fragrances Inc.
GAAP to Non-GAAP Reconciliation
(Unaudited)
The following information and schedules provide reconciliation information between reported GAAP amounts and non-GAAP certain adjusted amounts. This information and schedules are not intended as, and should not be viewed as, a substitute for reported GAAP amounts or financial statements of the Company prepared and presented in accordance with GAAP.

For the three months ended March 31, 2026 and 2025, there was no difference between Reported (GAAP) and Adjusted (Non-GAAP) gross profit.

Reconciliation of Selling and Administrative Expenses
	First Quarter
(DOLLARS IN MILLIONS)	2026	2025
Reported (GAAP)	$427	$461
Divestiture Costs (c)	(24)	(51)
Strategic Initiative Costs (e)	(9)	(8)
Regulatory Costs (f)	(10)	(11)
Other (g)	—	(6)
Adjusted (Non-GAAP)	$384	$385

International Flavors & Fragrances Inc.
GAAP to Non-GAAP Reconciliation
(Unaudited)

The following information and schedules provide reconciliation information between reported GAAP amounts and non-GAAP certain adjusted amounts. This information and schedules are not intended as, and should not be viewed as, a substitute for reported GAAP amounts or financial statements of the Company prepared and presented in accordance with GAAP.

Reconciliation of Net Income (Loss) and EPS
	First Quarter
	2026				2025
(DOLLARS IN MILLIONS EXCEPT PER SHARE AMOUNTS)	Income (Loss) before taxes	Provision for income taxes (h)	Net income (loss) attributable to IFF (i)	Diluted EPS	(Loss) Income before taxes	Provision for income taxes (h)	Net (loss) income attributable to IFF (i)	Diluted EPS
Reported (GAAP)	$209	$39	$169	$0.66	$(994)	$23	$(1,018)	$(3.98)
Restructuring and Other Charges (a)	6	2	4	0.02	17	4	13	0.05
Impairment of Goodwill (b)	—	—	—	—	1,153	7	1,146	4.48
Divestiture Costs (c)	24	5	19	0.07	51	12	39	0.15
Losses on Business Disposals (d)	7	1	6	0.02	—	—	—	—
Strategic Initiative Costs (e)	9	3	6	0.03	8	2	6	0.02
Regulatory Costs (f)	10	3	7	0.03	11	3	8	0.03
Other (g)	—	—	—	—	5	1	4	0.02
Adjusted (Non-GAAP)	$265	$53	$211	$0.83	$251	$52	$198	$0.77

Reconciliation of Adjusted (Non-GAAP) EPS ex. Amortization
	First Quarter
(DOLLARS AND SHARE AMOUNTS IN MILLIONS)	2026	2025
Numerator
Adjusted (Non-GAAP) Net Income	$211	$198
Amortization of Acquisition related Intangible Assets	146	143
Tax impact on Amortization of Acquisition related Intangible Assets (h)	36	35
Amortization of Acquisition related Intangible Assets, net of tax (j)	110	108
Adjusted (Non-GAAP) Net Income ex. Amortization	$321	$306

Denominator
Weighted average shares assuming dilution (diluted)	257	256
Adjusted (Non-GAAP) EPS ex. Amortization	$1.25	$1.20

(a)	Represents costs related to severance as part of the IFF Productivity Program.
(b)	For 2025, represents the impairment of goodwill related to the Food Ingredients reporting unit.
(c)	For 2026 and 2025, primarily represents costs related to the Company’s completed and anticipated divestitures. These costs primarily consisted of external consulting fees, professional and legal fees and salaries of individuals who are fully dedicated to such efforts.
(d)	For 2026, primarily represents losses recognized as part of the divestiture of the Soy, Concentrates and Lecithin disposal group.
(e)	Represents costs related to the Company’s strategic assessment and business portfolio optimization efforts and reorganizing the Global Business Services (GBS) Centers. In 2026, the GBS reorganization has been expanded to include additional functions such as customer service, supply chain and logistics in addition to human resources, accounting and finance, as well as additional efforts to automate processes and expand the use of artificial intelligence (AI) for these functions. These costs primarily consisted of external consulting fees and salaries of individuals who are fully dedicated to such efforts. Costs to develop software and AI are only included to the extent that they do not qualify for capitalization.
(f)	For 2026 and 2025, represents costs primarily related to legal fees incurred and provisions recognized for the ongoing investigations of the fragrance business.
(g)	For 2025, represents the net impact of costs related to severance, including accelerated stock compensation expense, for certain executives who have separated from the Company, in addition to consulting costs related to the Company’s implementation of a phased restructuring initiative aimed at optimizing its legal entity framework.
(h)	The income tax effects of non-GAAP adjustments are calculated based on the applicable statutory tax rate for the relevant jurisdiction, except for those items which are non-taxable or subject to valuation allowances for which the tax expense (benefit) was calculated at 0%. The tax benefit for amortization is calculated in a similar manner as the tax effects of the non-GAAP adjustments.
(i)	For 2026 and 2025, reported and adjusted net income (loss) are each decreased by income attributable to non-controlling interest of $1 million.
(j)	Represents all amortization of intangible assets acquired in connection with acquisitions, net of tax.

International Flavors & Fragrances Inc.
Debt Covenants
(Amounts in millions)
(Unaudited)
The following information and schedules provide reconciliation information between reported GAAP amounts and non-GAAP certain adjusted amounts. This information and schedules are not intended as, and should not be viewed as, a substitute for reported GAAP amounts or financial statements of the Company prepared and presented in accordance with GAAP.

Reconciliation of Credit Adjusted EBITDA to Net Loss
(DOLLARS IN MILLIONS)	Twelve Months Ended March 31, 2026
Net income	$815
Interest expense	202
Income taxes	(24)
Depreciation and amortization	972
Specified items(1)	(178)
Non-cash items(2)	307
Credit Adjusted EBITDA	$2,094
 _______________________
(1)Specified items consisted of restructuring and other charges, divestiture costs, strategic initiatives costs, regulatory costs, gain on debt extinguishment, and other costs that are not related to recurring operations.
(2)Non-cash items consisted of losses on business disposals, loss on assets classified as held for sale, and stock based compensation.

Net Debt to Total Debt
(DOLLARS IN MILLIONS)	March 31, 2026
Total debt(1)	$5,850
Adjustments:
Cash and cash equivalents	562
Net debt	$5,288
 _______________________
(1)Total debt used for the calculation of net debt consisted of short-term debt, long-term debt, short-term finance lease obligations and long-term finance lease obligations.

International Flavors & Fragrances Inc.
Comparable Reportable Segment Performance
(Amounts in millions)
(Unaudited)
The following information and schedule provides reconciliation information between reported GAAP amounts and non-GAAP certain adjusted amounts. This information and schedule is not intended as, and should not be viewed as, a substitute for reported GAAP amounts or financial statements of the Company prepared and presented in accordance with GAAP.

	Three Months Ended March 31,
	2026	2025
Net Sales
Taste(1)	$656	$621
Food Ingredients(2)	839	779
Health & Biosciences	595	540
Scent	651	614
Pharma Solutions(3)	—	—
Consolidated	$2,741	$2,554
Segment Adjusted Operating EBITDA(5)
Taste(1)	$153	$125
Food Ingredients(2)	114	108
Health & Biosciences	153	135
Scent	148	141
Pharma Solutions(3)	—	—
Total	568	509
Depreciation & Amortization	(246)	(236)
Interest Expense	(44)	(71)
Other Expense, Net	(13)	(20)
Restructuring and Other Charges	(6)	(17)
Impairment of Goodwill	—	(1,153)
Losses on Business Disposals	(7)	—
Divestiture Costs	(24)	(51)
Strategic Initiative Costs	(9)	(8)
Regulatory Costs	(10)	(11)
Other	—	(5)
Impact of Business Divestitures(4)	—	69
Income (Loss) Before Taxes	$209	$(994)
Segment Adjusted Operating EBITDA Margin
Taste	23.3%	20.1%
Food Ingredients	13.6%	13.9%
Health & Biosciences	25.7%	25.0%
Scent	22.7%	23.0%
Consolidated	20.7%	19.9%
______________________
(1)Taste sales and segment adjusted operating EBITDA information exclude the results of the Rene Laurent business that was divested on December 1, 2025, to present fully comparable scenarios.
(2)Food Ingredients sales and segment adjusted operating EBITDA information exclude the results of the Soy Crush, Concentrates, and Lecithin business (the “SCL disposal group”) that was divested on March 2, 2026, to present fully comparable scenarios.
(3)Pharma Solutions sales and segment adjusted operating EBITDA information exclude the results of the Pharma Solutions disposal group and Nitrocellulose business that were divested on May 1, 2025 and May 9, 2025, respectively, to present fully comparable scenarios.

(4)Amounts exclude the results of the Rene Laurent business that was divested on December 1, 2025, the SCL disposal group that was divested on March 2, 2026, and the Pharma Solutions disposal group and Nitrocellulose business that were divested on May 1, 2025 and May 9, 2025, respectively, to present fully comparable scenarios.
(5)Following the completed divestitures of the Pharma Solutions disposal group on May 1, 2025 and the Nitrocellulose business on May 9, 2025, the Company reallocated certain corporate costs previously attributed to the Pharma Solutions segment. These costs have been redistributed across the Taste, Food Ingredients, Health & Biosciences, and Scent segments.

	For the Three Months Ended March 31, 2025
	Selling & Administrative Expenses	Total EBITDA Impact
Taste	$3	$(3)
Food Ingredients	4	(4)
Health & Biosciences	3	(3)
Scent	3	(3)
Total	$13	$(13)

International Flavors & Fragrances Inc.
GAAP to Non-GAAP Reconciliation
Comparable Foreign Exchange Impact
(Unaudited)

Q1 2026 Taste	Sales	Segment Adjusted Operating EBITDA	Segment Adjusted Operating EBITDA Margin
% Change - Reported	5%	17%	2.4%
Portfolio Impact	1%	6%	0.8%
% Change - Comparable	6%	22%	3.2%
Currency Impact	(4)%	(4)%	(0.1)%
% Change - Currency Neutral	2%	18%	3.1%

Q1 2026 Food Ingredients	Sales	Segment Adjusted Operating EBITDA	Segment Adjusted Operating EBITDA Margin
% Change - Reported	5%	3%	(0.3)%
Portfolio Impact	2%	3%	0.0%
% Change - Comparable	8%	6%	(0.3)%
Currency Impact	(5)%	6%	1.5%
% Change - Currency Neutral	3%	12%	1.2%

Q1 2026 Health & Biosciences	Sales	Segment Adjusted Operating EBITDA	Segment Adjusted Operating EBITDA Margin
% Change - Reported	10%	11%	0.1%
Portfolio Impact	0%	2%	0.6%
% Change - Comparable	10%	13%	0.7%
Currency Impact	(5)%	(6)%	(0.1)%
% Change - Currency Neutral	5%	7%	0.6%

Q1 2026 Scent	Sales	Segment Adjusted Operating EBITDA	Segment Adjusted Operating EBITDA Margin
% Change - Reported	6%	3%	(0.8)%
Portfolio Impact	0%	2%	0.5%
% Change - Comparable	6%	5%	(0.3)%
Currency Impact	(5)%	(7)%	(0.5)%
% Change - Currency Neutral	1%	(2)%	(0.8)%

Q1 2026 Consolidated	Sales	Adjusted Operating EBITDA	Adjusted Operating EBITDA Margin
% Change - Reported	(4)%	(2)%	0.4%
Portfolio Impact	11%	13%	0.4%
% Change - Comparable	7%	12%	0.8%
Currency Impact	(4)%	(4)%	0.3%
% Change - Currency Neutral	3%	8%	1.1%
 _________________________
Note: The sum of these items may not foot due to rounding.